                                                                    Exhibit 4(g)

                    WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

                          SECTION 401 PLAN ENDORSEMENT

THIS ENDORSEMENT APPLIES ONLY IF THE APPLICATION STATES THAT THIS CONTRACT IS ISSUED AS AN INVESTMENT OF A PENSION OR PROFIT SHARING PLAN ("PLAN") DESCRIBED IN SECTION 401 OF THE INTERNAL REVENUE CODE.

This endorsement supersedes anything in this Contract to the contrary. It is intended to comply with applicable provisions of the Internal Revenue Code of 1986 (the "Code") and Regulations thereunder.

I   OWNER AND BENEFICIARY

The owner and beneficiary of this Contract shall be the Plan trustee(s), as trustee(s).

II  CHANGE OF OWNERSHIP

This Contract may not be sold, transferred, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than this Company, except:

    (a) to the insured or annuitant as a distribution of an interest to which such person is entitled under the terms of the Plan;

    (b)  to another trustee of the same Plan or another Plan; or

    (c)  to an alternate payee in accordance with Code Section 414(p).

III   CODE REQUIREMENTS CONTROL

Additional Code requirements may apply to this Contract because it is an asset of a qualified pension or profit sharing plan. All questions of interpretation related to the Plan shall be determined by the Plan administrator identified in the Plan document and who is solely responsible for complying with applicable Code requirements. In the event of any conflict between the terms of this Contract and any sections of the Internal Revenue Code applicable to Section 401 plans, those sections will govern. The Company is not liable for any tax or tax penalties paid by any party as named in the Plan resulting from their failure to comply with the Code and Internal Revenue Service rulings, regulations, and requirements relating to the administration of the Plan.

IV  RIGHT TO FURTHER AMEND

The Company reserves the right to further amend this endorsement and this Contract from time to time, if necessary, in order to comply with applicable provisions of the Code and Regulations thereunder.

The following table is substituted for the One Life Minimum Table in the Nonqualified Contract.


                         ONE LIFE MINIMUM INCOME TABLE*
                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

       --------------------------------------------------------------------
       Age of                               Age of
        Payee        Life       Life        Payee        Life       Life
        Last       10 Years   20 Years       Last     10 Years    20 Years
       Birth-      Certain     Certain      Birth-     Certain     Certain
        day                                  day
       --------------------------------------------------------------------
       15 and
        under       $2.80       $2.80          50       $3.87      $3.79
        16           2.82        2.81          51        3.94       3.85
        17           2.83        2.83          52        4.00       3.90
        18           2.84        2.84          53        4.08       3.96
        19           2.86        2.85          54        4.15       4.02

        20           2.87        2.87          55        4.23       4.08
        21           2.89        2.88          56        4.31       4.15
        22           2.90        2.90          57        4.40       4.21
        23           2.92        2.92          58        4.50       4.28
        24           2.94        2.93          59        4.59       4.35

        25           2.96        2.95          60        4.70       4.42
        26           2.98        2.97          61        4.81       4.50
        27           3.00        2.99          62        4.93       4.57
        28           3.02        3.01          63        5.05       4.64
        29           3.04        3.03          64        5.18       4.71

        30           3.07        3.06          65        5.32       4.79
        31           3.09        3.08          66        5.46       4.86
        32           3.12        3.11          67        5.61       4.92
        33           3.14        3.13          68        5.77       4.99
        34           3.17        3.16          69        5.93       5.05

        35           3.20        3.19          70        6.10       5.11
        36           3.23        3.22          71        6.28       5.17
        37           3.27        3.25          72        6.46       5.22
        38           3.30        3.28          73        6.65       5.27
        39           3.34        3.31          74        6.84       5.31

        40           3.38        3.35          75        7.03       5.35
        41           3.42        3.39          76        7.23       5.38
        42           3.46        3.42          77        7.43       5.41
        43           3.50        3.46          78        7.62       5.43
        44           3.55        3.50          79        7.81       5.45

        45           3.59        3.55          80        8.00       5.47
        46           3.64        3.59          81        8.18       5.48
        47           3.70        3.64          82        8.35       5.49
        48           3.75        3.69          83        8.51       5.50
        49           3.81        3.74          84        8.66       5.50

                                            85 and       8.80       5.51
                                             over
       --------------------------------------------------------------------
       *Values are based on the "1983 Table a" adjusted for age last birthday, with compound interest at 3% a year.




       /s/ James N. Clark                       /s/ John F. Barrett
            Secretary                              President and
                                              Chief Executive Officer